CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") effective as of the1st day of September, 2008 (the “Effective Date”)

BETWEEN

SALAMON GROUP, INC.
4080 Paradise Road, #15-901
Las Vegas, Nevada 89169

(the " Company")

AND

HAROLD SCHNEIDER
122 – 2550 Hollywood Road North
Kelowna, British Columbia V1V 2S6

(the “Consultant”)

WHEREAS:

A.	The Company is engaged in the business of developing, licensing and acquiring technologies and concepts in the field of Alternative Energy Sources;

B.	The Consultant is in the business of assisting public companies in the area of accounting; and

C.	The Company wishes to retain and the Consultant has agreed to provide the Consultant’s services to the Company on the terms and subject to the conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	DUTIES AND ENGAGEMENT

1.1

The Company hereby engages the Consultant as an independent contractor and the Consultant accepts such engagement. During the term of the engagement the Consultant shall provide the following services to the Company, as requested or modified by the Board of Directors of the Company from time to time (the “Services”):

	(a)	Accounting Services. The Consultant shall provide professional accounting services to the Company, including preparation of the Company’s tax returns;

(b)	Accounting Standards. The Consultant shall develop, produce, or implement, on an ongoing, as needed basis, accounting standards, reporting systems, budgets and financial forecasts for the Company; and

(c)	Other Services. Such other Services as reasonably required by the Company from time to time.

2.	LIMITATION ON DUTIES

2.1	In carrying out the Services the Consultant shall:

(a)

Act only upon and according to the lawful instructions given to the Consultant by the Board of Directors of the Company or, to the extent that there is no conflict with such instructions of the Board of Directors, according to the instructions of any executive officer or senior manager of the Company;

(b) Render and perform the Services to the best of its skill and ability in accordance with best professional practices;

(c)

Not disclose any information about the Company, its business, or its subsidiaries to anyone prior to the information being released to the general public, unless specifically given written permission to make the specific disclosure by the Board of Directors of the Company;

(d)

Not employ any person in any capacity, or contract for the purchase or rental of any service, article or material, nor make any commitment, agreement or obligation whereby the Company shall be required to pay any monies or other consideration without the Company's prior consent in each instance;

(e) Not hold itself out as being able to commit the Company, or hold itself out as an employee, partner or joint venturer of the Company; and

(f) Not provide any services related to investor relations or capital raising activities.

3	TERM

31	The term (the “Term”) of this Agreement shall commence as of September 1, 2008 and shall expire on August 31, 2009, unless terminated at an earlier time by either of the parties in accordance with below Section 5, or unless extended by mutual written agreement of the parties prior to August 31, 2009.

4	COMPENSATION AND EXPENSES

4.1

Monthly Fee. As consideration for the provision of the Services, the Company shall pay to the Consultant a monthly fee of Seven Thousand United States Dollars (CAD $7,000) (the “Monthly Fee”). The Monthly Fee will be payable by the issuance of S-8 shares in the Company stock of the Company pursuant and subject to the Company’s 2008 Stock Compensation Plan, a copy of which is attached hereto and incorporated into this Agreement as Exhibit “A”. The Monthly Fee for the entire initial term of the Agreement will be issued by the Company within 10 business days of the Effective Date. In the event this Agreement is terminated, the Consultant shall be required to refund any pro-rated portion of the Shares to the Company for any period during the Term for which the Services were not provided.

4.4

Expenses. The parties agree that the Monthly Fee hereunder shall be inclusive of any and all fees or expenses incurred by the Consultant pursuant to this Agreement, including but not limited to the costs of rendering the Services, unless otherwise pre-approved by the Company in writing. The Company shall reimburse the Consultant for any verifiable expenses of the Consultant that have been pre-approved by the Company, provided that the Consultant shall submit to the Company an itemized written account of each expense claimed by the Consultant hereunder, together with corresponding receipts, account statement or other proof of purchase in a form acceptable to the Company, within 10 business days after the Consultant incurs each applicable expense.

5.	TERMINATION AND DEFAULT

5.1

Termination without Cause. Each party shall have the right to terminate this Agreement at any time by providing written notice to the other not less than 30 days prior to the desired date of termination.

5.2

Termination for Default. If either party (i) breaches any warranty or other material provision of this agreement, (ii) files a voluntary petition in bankruptcy, (iii) is subject to an involuntary petition in bankruptcy filed against it, or (iv) if a trustee or liquidator is appointed for either party, whether directly or in relation to that parties properties (each and all such events being herein defined as “default”) then at any time during the continuance of such default the other party may, in addition to any other rights it may have at law or in equity, suspend delivery or performance of the Services as are affected by such default, and/or terminate this Agreement with respect to all the Services or such Services as are affected by such default. A default by either party under this Agreement shall not be deemed to be a default under any and all other agreements between the Consultant and the Company.

Notwithstanding the foregoing, the party relying on such default shall provide written notice of its intention to terminate this Agreement by reason of default hereunder and the defaulting party shall have ten days from its receipt of such notice within which to cure such default (provided that the foregoing notice requirement shall not apply in the case of default which, by its nature, cannot be cured within ten days).

5.3

Events of Default Warranting Termination Without Notice. Notwithstanding anything to the contrary herein the Company may terminate this Agreement without notice to the Consultant upon occurrence of any of the following events:

(a)

any act or omission of the Consultant that constitutes an incident of fraud, dishonesty, misappropriation, bad faith, negligence or similar act, the whole as determined by the Company in its the sole discretion;

(b)

any failure by the Consultant to comply with any material laws or regulation applicable to the Company, including but not limited to the United States Securities Act of 1933 and the United States Securities and Exchange Act of 1934), the whole as determined by the Company in its sole discretion; or

(c) any indictment of the Consultant on any criminal charge, whether in Canada the United States or elsewhere.

5.4

Force Majeure. If it shall be impossible or become illegal for either party to substantially perform hereunder as required for a temporary period due to strike, flood or other natural calamity or catastrophe or due to governmental law, order or regulation, then such impossibility shall not constitute a default hereunder, and each of the provisions hereof shall continue with full force and effect; except that the Term of this Agreement shall be extended for a term equal to the duration of such temporary impossibility of performance. If such impossibility by either party shall continue for a period of more than ten days, either party may then terminate this Agreement by providing written notice to the other.

6.	NON-EXCLUSIVITY

6.1	The Company acknowledges that the Consultant is engaged in other business activities, and that it shall continue such activities during the term of this Agreement. The Consultant shall not be restricted from engaging in other business activities during the term of this Agreement provided that the Services shall be rendered to the Company on a first priority basis without exception.

7.	CONFIDENTIALITY

7.1

“Confidential Information” means the specific terms and conditions set forth in this Agreement, and any information of the Company, or of any entity controlling, controlled by, or under common control with the Company (individually and collectively an “Affiliate”), which information is non-public, confidential or proprietary in nature, including, without limitation, business information, trade secrets, technical or non-technical data, know-how, formulas, patterns, compilations, computer programs and software (including source and object code), devices, drawings, processes, methods, techniques, financial and product plans or data, lists of or information regarding actual or potential customers or suppliers, and other business information which: (i) derives economic value, actual or potential, from not being generally known to or readily ascertainable by proper means, by other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

7.2

The Consultant acknowledges that certain of the material and information made available to the Consultant by the Company in the performance of the Services shall constitute Confidential Information. The Consultant recognizes that the Confidential Information is the sole and exclusive property of the Company, and the Consultant shall use its best efforts and exercise utmost diligence to protect and maintain the confidentiality of the Confidential Information. the Consultant shall not, directly or indirectly, use or disclose the Confidential Information, whether or not acquired, learned, obtained or developed by the Consultant alone or in conjunction with others, except as such disclosure or use may be required in connection with the performance of the Services or as may be consented to in writing by the Company.

7.3

The Confidential Information is and shall remain the sole and exclusive property of the Company regardless of whether such information was generated by the Consultant or by others, and the Consultant agrees that upon termination of this Agreement it shall deliver promptly to the Company all such tangible parts of the Confidential Information including records, data, notes, reports, proposals, client lists, correspondence, materials, marketing or sales information, computer programs, equipment, or other documents or property which are in the possession or under the control of the Consultant without retaining copies thereof.

7.4	Each of the obligations of the Consultant in this section 7 shall also apply to any confidential information of customers, joint venture parties, partners, employees, contractors, directors,

officers or shareholders of the Company or an Affiliate, or to any other entities of any nature whatsoever with whom the Company or any Affiliate has business relations.

7.5

Notwithstanding the foregoing provisions of this clause, the Consultant shall not be liable for the disclosure or use of any of the Confidential Information to the extent that the Confidential Information:

	(a)	was in the public domain prior to the Effective Date of this Agreement or subsequently came into the public domain through no fault of the Consultant;

	(b)	was lawfully received by the Consultant from a third party, which third party was, to the knowledge of the Consultant, free of any obligation of confidentiality;

	(c)	was already in the lawful possession of the Consultant without an obligation to maintain its confidentiality prior to its disclosure to the Consultant;

(d)

is required to be disclosed by applicable law, or in a judicial or administrative proceeding, but only so long as the Consultant, to the extent it is not legally prohibited, gives the Company notice, prior to any disclosure, of any request to disclose Confidential Information so that the Company has an opportunity to object to the production or disclosure of the requested information. In the event that Confidential Information is produced under such legal compulsion, such production shall be strictly limited to the requesting party as dictated by applicable law or court order, shall be limited in scope to the extent practicable, and shall not otherwise affect the confidential nature of such Confidential Information;

(e)

can be proven to have been subsequently and independently developed, without violation of this Agreement, by employees, consultants or agents of the Consultant who did not have access to the Confidential Information; or

(f)

is disclosed by the Consultant in accordance with the prior written approval of the Company, but only to the extent allowed and for the limited purposes specified in such written approval. Such permitted disclosure shall not otherwise affect the confidential nature of such Confidential Information.

7.5

For purposes of this Agreement, Confidential Information shall not be deemed to be in the public domain or be in the Consultant’s lawful possession merely because it consists of components that are within the public domain.

7.6	The covenants and agreements contained in this section 7 shall survive the termination of this Agreement.

8.	NON-SOLICITATION

8.1	The Consultant shall not during the Term of this Agreement hire or take away or cause to be hired or taken away any employee or consultant of the Company. Additionally, for a period of

	12	months following the termination of this Agreement, the Consultant shall not hire or take away or cause to be hired or taken away any employee or consultant who was in the employ of the Company during the 12 months preceding such termination.

9.	GRANT OF RIGHTS

9.1

The Consultant agrees that the results and proceeds of the Consultant’s Services under this Agreement, although not created in an employment relationship, shall, for the purpose of copyright only, be deemed a work made in the course of employment under the Canadian law or a work-made-for-hire under the United States law and all other comparable international intellectual property laws and conventions. All work and materials, including all intellectual property and any other rights including, without limitation, all copyright which the Consultant may have in and to the results and proceeds of the Services hereunder shall vest irrevocably and exclusively with the Company, and are otherwise hereby assigned to the Company as and when created. The Consultant hereby waives in favor of the Company any moral rights which it may have, if any, in and to any works, materials, or services which it may provide or create hereunder.

9.2

The Consultant hereby grants to the Company the irrevocable right to use or permit others to use the Consultant’s name, likeness, biography and other personal identification in connection with any advertising, publicity, promotion or other business of the Company, or in connection with any disclosure obligations of the Company pursuant to any applicable corporate or securities laws.

10.	REPRESENTATIONS AND WARRANTIES

10.1	The Consultant represents, warrants, and covenants to the Company as follows:

	(a)	All material, notes, writings, or ideas written, submitted or published by the Consultant pursuant to this Agreement shall be wholly original with the Consultant or based on materials supplied by the Company and shall not be copied in whole or in part from any other work except to the extent that such work is non-proprietary, in the public domain, or duly licensed on behalf of the Company pursuant to this Agreement;

(b)

To the best of the Consultant’s knowledge, information and belief, all of the results and proceeds of the Consultant’s Services will not defame any person and will not infringe upon the copyright or any other right of any person or company, or violate any law, regulation, or judicial or governmental order.

(c) The Consultant will not accept any engagement nor engage in any activities that will interfere with the Consultants’ ability to provide the Services set out herein;

11.	INDEMNIFICATION

11.1

The Consultant agrees to indemnify and hold harmless the Company, its partners, financiers parent, affiliated and related companies, and all of their respective individual shareholders, directors, officers, employees, licensees and assigns (collectively the “the Company Indemnified Parties”) from and against any claims, actions, losses and expenses (including legal expenses) occasioned by any breach of the Consultant’s representations and warranties contained herein, by any breach of any other provision of this Agreement by the Consultant.

11.2

Without limited the foregoing, the Consultant agrees to indemnify and hold harmless the Company Indemnified Parties from and against any and all taxes or amounts which the Company may have to pay and any and all liabilities (including judgments, penalties, interest, damages, costs and expenses including reasonable outside legal fees) which may be obtained against, imposed upon or suffered by the Company or which the Company may incur by reason of its failure to deduct and withhold from the compensation payable under the Agreement any amounts required or permitted to be deducted and withheld from the compensation of an employee.

12.	MISCELLANEOUS PROVISIONS

12.1

Relationship Between the Parties. Nothing contained in this Agreement shall be construed as creating any relationship (whether by way of employer/employee, agency, joint venture, association, or partnership). It is expressly understood that the relationship between the parties shall be that of independent contractors, whether for the purposes of the Income Tax Act (Canada), provincial taxation legislation or otherwise.

12.2	Time. Time is of the essence of this Agreement.

12.3	Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

12.4

Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

12.5

Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

12.6

Good Faith, Cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

12.7

Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

12.8	Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.

12.9

Notices. All notices required or permitted to be given under this Agreement shall be given in writing and shall be sent by registered mail, postage paid, or delivered, either personally or by express delivery service to the party to be notified. Notice to each party shall be deemed to have been duly given within fort-eight (48) hours after mailing, or upon personally delivery or by delivery by courier, addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either party may designate, upon at least ten (10) days written notice, to the other party.

12.10

Entire agreement. This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

12.11	Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

12.12

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this Agreement as though the signature was an original.

12.13

Successors. The provisions of this Agreement shall be binding upon all parties, their successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultant are personal and shall not be assigned.

12.14	Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

12.15	Governing Law. This Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF this Agreement has been executed by the parties to it, effective as of the day, month and year first written above:

SALAMON GROUP, INC.

/s/ John Salamon
By:
John Salamon
President and Chief Executive Officer

THE CONSULTANT

/s/ Harold Schneider
By:
Harold Schneider

EXHIBIT “A”
SALAMON GROUP INC.

2008 STOCK COMPENSATION PLAN

SECTION 1
INTRODUCTION

1.1 Establishment. Salamon Group Inc. (the “Company”), a Nevada corporation, hereby establishes the Salamon Group Inc. 2008 Non-qualified Stock Plan (the “Plan”) for employees, consultants, directors, and other persons associated with the Company and any of the Company’s subsidiaries, whom the Board wishes to incite.

1.2 Purposes. The purposes of this Plan are to (i) attract and retain the best available personnel for positions of responsibility within the Company (ii) provide incentives to employees, officers, and management of the Company, (iii) provide Directors, Consultants and Advisors of the Company with an opportunity to acquire a proprietary interest in the Company to encourage their continued provision of services to the Company, and to provide such persons with incentives and rewards for superior performance more directly linked to the profitability of the Company's business and increases in shareholder value, and (iv) generally to promote the success of the Company's business and the interests of the Company and all of its stockholders, through the issuance of shares of the Company's Common Stock.

     Incentive benefits granted hereunder may be shares. The amount of shares issued shall be determined by the board or the Compensation Committee and reflected in the terms of written agreements.

SECTION 2
DEFINITIONS

2.1 Definitions. The following terms will have the meanings set forth below:

“Affiliated Corporation” means any corporation or other entity (including, but not limited to, a partnership) which exercises control over the Company through stock ownership or otherwise, and includes subsidiaries of the Company.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of the USA or the Income Tax Act of Canada, as it may be amended form time to time, and as appropriate to the context and as applies to the Eligible Participant.

“Effective Date” means the effective date of the Plan, which will be upon approval of the Board of Directors of the Company.

“Eligible Participants” means any employees (including, without limitation, all officers), directors, consultants and any other persons whom the Board wishes to incite to contribute to the fortunes of the Company and permitted by law or policy to receive Shares.

“Non-Statutory Share” means a Share issued under this Plan in accordance with the requirements of the Code, as amended from time to time.

“Plan Limit” shall have the meaning set forth in section 4.1.

“Share” or “Shares” shall mean the Company's Common Shares, $.001 par value per share, or, in the event that the outstanding Common Shares are hereafter changed into or exchanged for different shares of securities of the Company, such other shares or securities.

“Share Agreement” shall mean an agreement that will be entered into by the Company and the Eligible Participant to whom the Shares are issued and will contain terms and conditions governing the issuance of Shares

“Stockholder” means an Eligible Participant designated by the Share Issuance Committee from time to time during the term of the Plan to receive one or more Shares under the Plan.

“Share Issuance Committee” means the Compensation Committee of the Company, unless the Board strikes a separate committee, and in the absence of an empowered committee shall mean the Board.

“Stock” means the common stock of the Company.

2.2 Gender and Number. Except where otherwise indicated by the context, the masculine gender also will include the feminine gender, and the definition of any term herein in the singular also will include the plural.

SECTION 3
PLAN ADMINISTRATION

3.1 The Plan shall be administered by the Board. Subject to the express limitations of the Plan, the Board shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares subject to each Award, the time or times at which an Award will become vested, the performance criteria, business or performance goals or other conditions of an Award, and all other terms of the Award. The Board shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration. The Board may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Board shall be final, conclusive, and binding upon all parties.

SECTION 4
STOCK SUBJECT TO THE PLAN AND EXCEPTIONS

4.1 Plan limit. A maximum of 5,000,000 Shares (“Plan Limit”) are authorized for issuance under the Plan in accordance with the provisions of the Plan. Shares that are issued will be deducted from the Plan Limit and such Plan Limit shall not be increased without approval of the board or, if shareholders of the Company have so required, without approval of the shareholders of the Company. While any Shares are outstanding, the Company will retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan or otherwise assure itself of its ability to perform its obligations hereunder.

4.2 Unused and Forfeited Stock. Any Shares that are subject to this Plan that are not used because the terms and conditions of the Share Agreement are not met or any Shares that are used for full or partial payment of the purchase price of Shares or any Shares retained by the Company for any purpose of this Plan automatically will be returned to the Plan Limit and become available for again for use under the Plan.

4.3 Adjustments for Stock Split, Stock Dividend, Etc. If the Company \at any time increases or decreases the number of its outstanding Shares of Stock, or changes in any way the rights and privileges of such Shares by means of the Payment of a Stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then, in relation to the Stock that is affected by the above events, the provisions of this Section 4.3 will apply. In such event, the numbers, rights and privileges of the following will be increased, decreased or changed in like manner as if such shares had been issued and outstanding, fully paid and non-assessable at the time of such event.

4.4 General Adjustment Rules. If any adjustment or substitution provided for in this Section 4 will result in the creation of a fractional Share, the number of Shares will be rounded to the next higher Share.

4.5 Determination by Share Issuance Committee, Etc. Adjustments under this Section 4 will be made by the Share Issuance Committee, whose determinations with regard thereto will be final and binding upon all parties.

4.6 Shares Exceptional to Plan. With the concurrence of the Board, the Share Issuance Committee may issue Shares outside the Plan or within the Plan but in excess of the Plan Limit, such that the available Plan Limit is not diminished, for exceptional circumstances or to acquire or retain personnel or achieve important goals or strategic targets considered important to the Company but which cannot reasonably be fit into the Plan Limit or the Plan due to insufficiency of available Plan Shares, legal impediments whereby the recipient cannot or is best not included in the Plan, or other purposes or reasons considered appropriate to the Board.

4.7 Limitations on Issuance. The Share Issuance Committee shall not, nor does it have the authority to, issue any stock compensation under this Plan for service related to investor relations or capital raising activities.

SECTION 5
REORGANIZATION OR LIQUIDATION

5.1 Reorganization and Shares. In the event that the Company is merged or consolidated with another corporation (other than a merger or consolidation in which the Company is the continuing corporation and that does not result in any reclassification or change of outstanding Shares), or if all or substantially all of the assets or control of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person (other than by a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business of businesses formerly conducted by the Company), or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, the Share Issuance Committee will have the power and discretion to prescribe the terms and conditions for the modification of any outstanding Shares issued hereunder. By way of illustration, and not by way of limitation, the Share Issuance Committee may provide that such Shares will be exchanged or converted into Shares of the surviving or acquiring corporation, or may provide for a payment or distribution in respect of outstanding

Shares in cancellation thereof. Any such determinations by the Share Issuance Committee may be made generally with respect to all Stockholders, or may be made on a case-by-case base with respect to particular Stockholders. The provisions of this Section 5 will not apply to any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock. Any determination by the Share Issuance Committee hereunder shall not amend the terms of any Share without the consent of the Stockholder unless, in the opinion of the Committee acting reasonably, such amendment is necessary to permit the alterations to the Company to be effected and such is in the interest of shareholders generally.

SECTION 6
STOCK SHARES

6.1 Issuance of Shares. An Eligible Participant may be issued one or more Shares.

6.2 Share Agreements. Each Share issued under the Plan will be evidenced by a written Share Agreement that will be entered into by the Company and the Eligible Participant to whom the Share is issued (the “Stockholder”), and will be deemed to contain the following terms and conditions, unless other terms and conditions inconsistent therewith have been entered into the Share Agreement. In the event of inconsistency between the provisions of the Plan and any Share Agreement entered into, the provisions of the Share Agreement will be considered to have been determined to be exceptional from the below and such Share Agreement shall govern where not inconsistent with law. However, the provisions of the Plan will govern where the Share Agreement omits to provide for a matter governed by the Plan and the Share Agreement will not be incomplete nor unenforceable if it fails to provide for a matter provided by the terms of this Plan as such shall be incorporated by reference:

(a) Number of Shares. Each Share Agreement will state that it covers a specified number of Shares, as determined by the Share Issuance Committee and the Share Agreement. If the Share Agreement fails to state the number then it shall be the number set forth in the minutes of the Share Issuance Committee.

(b) Issuance. Each share agreement will state the amount of Shares which shall be issued.

(c) Date of Issuance. Shares will be considered as having been issued on the date specified in the issuance resolution of the Share Issuance Committee.

6.3 Stockholder Privileges. Prior to the issuance of the Shares to the Stockholder, the Stockholder will have no rights as a stockholder with respect to any Shares issued to such person under this Plan and, until the Stockholder becomes the holder of the record of such Stock, no adjustments, other than those described in Section 4, will be made for dividends or other distributions or other rights to which there is a record date preceding the date such Stockholder becomes the holder of record of such Stock.

SECTION 7
RIGHTS OF EMPLOYEES AND STOCKHOLDERS

7.1 Employment. Nothing contained in the Plan or in any Share Agreement will confer upon any Eligible Participant any right with respect to the continuation of employment by the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of such Eligible Participant form the rate in existence at the time of the issuance of Shares.

SECTION 8
GENERAL RESTRICTIONS

8.1 Investment representations. The Company may require any person to whom Shares are issued to give written assurances, in substance and form satisfactory to the Company and its counsel, to the effect that such person is acquiring the Stock subject to the Share Agreement for his own account for investment and not with any present intention of selling and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state and provincial securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.

8.2 Compliance with Securities Laws. Each Share Agreement will be subject to the requirement that if at any time counsel to the Company determines that the listing, registration or qualification of the Shares upon any securities exchange or under any state, provincial or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of Shares thereunder, such Shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval will have been effected or obtained on conditions acceptable to the Share Issuance Committee. Nothing herein will be deemed to require the Company to apply for or to obtain such listing, registration or qualification. However, where available to the circumstances of an Stockholder the Company will include the Share with any other filings that the Company elects, at its sole discretion, to file under S-8 or any other filings with the SEC but the Company shall not be obliged to make an individual filing for a particular Share, unless such shall have been required pursuant to the specific Share Agreement.

SECTION 9
OTHER EMPLOYEE BENEFITS

9.1 Benefits and Taxes. The amount of any compensation deemed to be received by a Stockholder as a result of a Share issuance will not constitute “earnings” with respect to which any other employee benefits of such Stockholder are determined, including, without limitation, benefits under any pension, profit sharing, life insurance or salary continuation plan. Any taxable consequences of any Share issuance are entirely the responsibility of the Stockholder and no contribution shall be required of the Company and, further, if the Company should suffer liability for unpaid taxes of a Stockholder then the full amount of such shall be a debt of the Stockholder to the Company payable immediately and for which the Company may seek judgment and, before judgment or process, may set-off against any amounts due to the Stockholder or may recover, again before judgment or process, by exercise of voiding the Share Issuance at the discretion of the Share Issuance Committee.

SECTION 10
PLAN AMENDMENT, MODIFICATION AND TERMINATION

10.1 Amendment. The Board may at any time terminate and, from time to time, may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders where stockholder approval is required to enable the Plan to satisfy any applicable statutory requirements, or if the Company, on the advice of counsel, determines that stockholder approval otherwise is necessary or desirable.

     No amendment, modification or termination of the Plan will in any manner adversely affect any Shares theretofore issued under the Plan, without the consent of the Stockholders holding such Shares.

SECTION 11
WITHHOLDING

11.1 Withholding Requirement. The Company’s obligations to issue Shares will be subject to the Stockholder’s satisfaction of all applicable federal, state and local income and other tax withholding requirements and applicable securities requirements.

11.2 Withholding With Stock. At the time Shares are issued the Share Issuance Committee, in its sole discretion, may permit the Stockholder to pay all such amounts of tax withholding, or any part thereof, that is due upon exercise of the Share by such adjustments as the Share Issuance Committee determines.

SECTION 12
BROKERAGE ARRANGEMENTS

12.1 Brokerage. The Share Issuance Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon, including, without limitation, sale of acquired Shares

SECTION 13
NONEXCLUSIVITY OF THE PLAN

13.1 Other Plans. The adoption of this Plan by the Board will not be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, or any other persons that the Company or any Affiliated Corporation now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

SECTION 14
REQUIREMENTS OF LAW

14.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan will be subject to all applicable laws, rules and regulations.

14.2 Governing Law. The Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Nevada.

SECTION 15
DURATION OF THE PLAN

15.1 Termination. The Plan will terminate at such time as may be determined by the Board, and no Shares will be issued after such termination. If not sooner terminated under the preceding sentence, the Plan will fully cease and expire on the date that the Plan Limit has been exhausted and all Shares issued.